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                                                                   Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Digital Generation Systems, Inc.:

  We consent to the use of our reports included and/or incorporated by reference herein and to the references to our firm under the headings "Selected Historical and Selected Unaudited Pro Forma Financial Data" and "Experts" in the prospectus. Our report on Musicam Express, L.L.C. refers to a change in the method of accounting for the costs of start-up activities in 1999.

                                          /s/ KPMG LLP

Dallas, Texas
September 14, 2000